AMENDMENT TO

                            NATIONAL FUEL GAS COMPANY
                           1993 AWARD AND OPTION PLAN



                  I, Bernard J. Kennedy, pursuant to the authorization granted by the National Fuel Gas Company Board of Directors on September 19, 1996, do hereby execute the following amendment to the National Fuel Gas Company 1993 Award and Option Plan (the "1993 Plan"), effective September 19, 1996.

         1.       Section 2.10 is amended to read as follows:

                           "Committee  means the  Compensation  Committee of the
                  Board, or such other committee designated by the Board as authorized to administer the Plan. The Committee shall consist of not less than two (2) members of the Board, each of whom shall be a Disinterested Board Member. A Disinterested Board Member means a member who (a) is not a current employee of the Company or a Subsidiary, (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a director and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of Regulation S-K under the Securities Act of 1933, as amended. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act."

         2. Section 5 is amended to add the following sentence immediately after the first sentence of Section 5:

                           Awards covering no more than 300,000 shares of Common
                  Stock (subject to adjustment as provided in paragraph 18) may be granted to any Participant in any fiscal year of the Company.

         3. Section 17, is hereby amended (which amendment also applies to all outstanding nonqualified stock options and SARs under the Plan as approved by the Compensation Committee of the Board of Directors on September 19, 1996) to read as follows:

                  "No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order), assignment, pledge or encumbrance, except that all awards of nonqualified stock options or SAR's shall be transferable without consideration, subject to all the terms and conditions to which such nonqualified stock options or SARs are otherwise subject, to
                  (i) members of a Participant's immediate family as defined in Rule 16a-1 promulgated under the Exchange Act, or any successor rule or regulation, (ii) trusts for the exclusive benefit of the Participant or such immediate family members or
                  (iii) entities which are wholly-owned by the Participant or such immediate family members, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as provided in the next sentence, the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment under Section 16(c) hereof shall continue to be applied with reference to the original Participant and following the termination of employment of the original Participant, the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 16(c), that the original Participant could have exercised such option. Except as expressly permitted by this paragraph, an Award shall be exercisable during the Participant's lifetime only by him."

         4. Section 19 is hereby amended (which amendment also applies to all outstanding Awards as approved by the Compensation Committee of the Board of Directors on September 19, 1996) to read as follows:

                           "The  Company  shall be  entitled  to deduct from any
                  payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment. A Participant may pay the amount of taxes required by law to be withheld from an Award by requesting that the Company withhold from any payment of Common Stock due as a result of such Award, or by delivering to the Company, shares of Common Stock having a Fair Market Value less than or equal to the amount of such required withholding taxes."

         5.       Section 24 is hereby amended to read as follows:

                           "The Board may suspend or  terminate  the Plan at any
                  time. In addition, the Board may, from time to time, amend the Plan in any manner, provided, however, that any such amendment may be subject to stockholder approval (i) at the discretion of the Board and (ii) to the extent that shareholder approval may be required by law, including, but not limited to, the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation.

         6.       Section 25(h) is deleted, Section 25(i) is renumbered as
                  Section 25(h) and 25(j) is renumbered as 25(i).


                                             NATIONAL FUEL GAS COMPANY



/s/ December 11, 1996                        /s/ Bernard J. Kennedy
---------------------                        ----------------------------------
Dated                                        Bernard J. Kennedy
                                             President, Chief Executive Officer
                                             and Chairman of the Board of
                                             Directors